THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Third Amendment to Executive Employment Agreement (this "**Third Amendment**") is entered into effective as of June 6, 2024 (the "**Effective Date**") by and between **VAALCO ENERGY, INC.** ("**Company**") and **Ronald Bain** ("**Executive**").

RECITALS:

A. Company and Executive are parties to that certain Executive Employment Agreement dated effective 21 June, 2021 (the "**Original Agreement**"), as amended by that letter agreement between Company and Executive dated effective January 27, 2022 (the "**First Amendment**") and that certain letter agreement between Company and Executive dated effective November 1, 2022 (the "**Second Amendment**"; the Original Agreement, as amended by the First Amendment and Second Amendment, is hereinafter the "**Agreement**").

B. Company and Executive desire to amend the Agreement as hereinbelow set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Agreement and herein, the Agreement, effective as of the Effective Date, is hereby amended as set out below:

1. Definitions. All capitalized terms used herein shall have the same meaning as defined in the Agreement, unless otherwise defined in this Third Amendment.

2. Long-Term Incentive Award. From and after the Effective Date, the following language is deleted from the First Amendment:

   - Paragraph 3.3 "Equity Awards after the Effective Date" the final sentence of the clause (only) shall be deleted and shall be replaced by the following:

     The annual long-term incentive award shall be up to seventy-five (75%) of Executive's Base Salary.

   From and after the Effective Date, Section 3.3 of the Agreement shall consist of one sentence, and shall read, in its entirety, as follows:

   > ***Equity Awards after the Effective Date.*** *During the Employment Period on and after the Effective Date, the Executive shall be eligible for restricted stock, stock options or other incentive awards in accordance with normal competitive pay practices, on a basis no less favorable than the process and approach used for the Company's other senior executives (except the CEO), as determined by the Compensation Committee in its discretion.*

3. Entire Agreement/Conflict. The Agreement, as amended by this Third Amendment, sets forth the entire agreement between the Parties with respect to the matters set forth herein. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Agreement shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Third

Amendment and the terms and provisions of the Agreement, the terms and provisions of this Third Amendment shall prevail.

4. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement, and to the extent executed and delivered by means of a facsimile machine or other electronic transmission (including e-mail of a "pdf" signature, whether handwritten or by DocuSign or other electronic means), this Third Amendment shall be treated in all manners and respects, and for all purposes, as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Executive Employment Agreement to be effective for all purposes as of the Effective Date.

COMPANY

VAALCO ENERGY, INC.

By:______________________________
Name: George Maxwell
Title: CEO

EXECUTIVE

Digitally signed by Ron Bain
Date: 2024.06.12 11:01:59
+01'00'
____
Ronald Bain